UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2018

NODECHAIN, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54994	46-3021464
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5445 Oceanus Drive, Suite 102

Huntington Beach, CA

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(714) 916-9321

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On August 8, 2018, Nodechain, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with (i) Changzhi Shen (the “Purchaser”), and (ii) Andy Michael Ibrahim, a California resident, and Alham Benyameen, a California resident, who are the record holders of the Shares (as defined below) in the Company (collectively, the “Sellers”), for the sale and purchase of an aggregate of 68,200,000 shares of common stock of the Company (the “Shares”), subject to the terms and conditions contained in this Agreement. The SPA was a result of a privately negotiated transaction.

On August 20, 2018, the transactions contemplated by the SPA closed, and as a result, the Purchaser completed the acquisition of the Shares, representing approximately 80% of the Company’s issued and outstanding shares of common stock for $450,000, which was funded out of the purchaser’s personal funds. The consummation of the transactions contemplated by the SPA resulted in a change of control of the Company.

Pursuant to the requirements of the SPA, effective on the 10th day after the closing date of the SPA, Mr. Andy Michael Ibrahim will resign from his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Member of the Board of the Company, Mr. Alham Benyameen will resign as the Chairman of the Board of Directors of the Company. Further, effective as of the same date, the Board of Directors of the Company appointed Changzhi Shen as the sole Director, CEO, President, Treasurer and Secretary of the Company.

The Company is not aware of any arrangements that would result in change of control of the Company, other than the change of control reported above.

Except as described herein, there are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Biographical Information for Mr. Changzhi Shen

Changzhi Shen, Age 41, Director, CEO, President, Treasurer and Secretary

Mr. Shen has over 15 years of work experience in the technology industry. From year 2011 to present, Mr. Shen served as CEO and director at Shenzhen Maiguoer Network Technology Investment Co., Ltd, responsible for the growth strategy of the company. He was the founder of Shenzhen Guangtai Technology Co., Ltd, where he worked from 2006 to 2011, mainly focusing on research and development of cutting-edge technologies. Before 2011, Mr. Shen worked in a Chinese-public technology company where he gained hands on experience.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document	Location
10.1	Stock Purchase Agreement, made and entered into as of August 8, 2018, by and among the Company, the Purchaser and the Sellers.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nodechain, Inc.

Date: August 20, 2018	By:	/s/ Andy Michael Ibrahim
	Name:	Andy Michael Ibrahim
	Title:	President, Treasurer and Director

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